SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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Cardiogenesis Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
ANNUAL MEETING OF SHAREHOLDERS MAY 19, 2008
INFORMATION CONCERNING SOLICITATION AND VOTING
SOLICITATION AND REVOCATION OF PROXIES
SHAREHOLDERS’ VOTING RIGHTS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
NOMINATION AND ELECTION OF DIRECTORS (PROPOSAL NO. 1 ON PROXY CARD)
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 2 ON PROXY CARD)
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING
ANNUAL REPORT TO SHAREHOLDERS
OTHER MATTERS
ANNUAL REPORT ON FORM 10-KSB

CARDIOGENESIS CORPORATION
11 Musick
Irvine, California 92618

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 19, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cardiogenesis Corporation, a California corporation, will be held at our corporate headquarters located at 11 Musick, Irvine, California 92618 on Monday, May 19, 2008 at 10:00 a.m., Pacific Daylight Time for the following purposes:

(1) The election of six directors to serve until the next annual meeting of shareholders;

(2) Ratification of the appointment of KMJ Corbin & Company LLP as our independent registered public accounting firm (“independent auditors”) for fiscal 2008; and

(3) The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

The close of business on April 11, 2008, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof. The stock transfer books will not be closed between the record date and the date of the annual meeting. For a period of at least ten days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be open for examination by any shareholder during ordinary business hours at our corporate headquarters located at 11 Musick, Irvine, California 92618.

YOUR VOTE IS VERY IMPORTANT TO US WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS ARE URGED TO VOTE THEIR SHARES PROMPTLY BY MAIL, TELEPHONE OR INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION CARD. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,

William R. Abbott
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

Irvine, California
April 18, 2008

CARDIOGENESIS CORPORATION
11 Musick
Irvine, California 92618
(949) 420-1800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
MAY 19, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

The following information is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Cardiogenesis Corporation in connection with our Annual Meeting of Shareholders (the “Annual Meeting”) and adjournments or postponements thereof to be held on Monday, May 19, 2008 at our corporate headquarters located at 11 Musick, Irvine, California 92618, at 10:00 a.m., Pacific Daylight Time for the purposes stated in the Notice of Annual Meeting of Shareholders preceding this Proxy Statement.

SOLICITATION AND REVOCATION OF PROXIES

A form of proxy is being furnished herewith by us to each shareholder and in each case is solicited on behalf of the Board of Directors for use at the Annual Meeting. We made copies of this Proxy Statement available to shareholders beginning on April 18, 2008. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of stock. We may reimburse persons holding shares in their names or the names of their nominees for the benefit of others, such as brokerage firms, banks, depositaries, and other fiduciaries, for costs incurred in forwarding soliciting materials to their principals. The costs of such solicitation are not expected to exceed $5,000. Our directors, officers and regular administrative employees may solicit proxies personally, by telephone or electronic communication but will not be separately compensated for such solicitation services.

Shareholders are requested to complete, date and sign the accompanying proxy and return it promptly to us. Internet and telephonic voting is available through 1:00 a.m. (Central Time) on May 19, 2008. Any proxy given may be revoked by a shareholder at any time before it is voted at the Annual Meeting and all adjournments thereof by filing with our Secretary a notice in writing revoking it, or by submitting a proxy bearing a later date via the Internet, by telephone or by mail. Proxies may also be revoked by any shareholder present at the Annual Meeting who expresses a desire to vote such shares in person. Subject to such revocation, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted FOR the election of all six of the nominee-directors specified herein, and FOR the ratification of the selection of KMJ Corbin & Company LLP as our independent registered public accounting firm for fiscal year 2008, unless a contrary choice is specified in the proxy. Where a specification is indicated as provided in the proxy, the shares represented by the proxy will be voted and cast in accordance with the specification made therein. As to other matters, if any, to be voted upon, the persons designated as proxies will take such actions as they, in their discretion, may deem advisable. The persons named as proxies were selected by our Board of Directors and each of them is an executive officer.

Your execution of the enclosed proxy or submitting your vote by telephone or on the Internet will not affect your right as a shareholder to attend the Annual Meeting and to vote in person.

Under our bylaws and California law, shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger proportion of votes. Any shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to ratification of the selection of KMJ Corbin & Company LLP could prevent approval of such proposal if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum. The inspector of elections appointed for the meeting will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

SHAREHOLDERS’ VOTING RIGHTS

Only holders of record of our common stock, no par value, at the close of business on April 11, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On such date, there were 45,274,395 shares of common stock outstanding, with one vote per share, held by approximately 219 shareholders of record.

With respect to the election of directors, assuming a quorum is present, the six candidates receiving the highest number of votes are elected. See “Nomination and Election of Directors.” To ratify the appointment of KMJ Corbin & Company LLP, assuming a quorum is present, the affirmative vote of shareholders holding a majority of the voting power represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) is required. A quorum is the presence in person or by proxy of shares representing a majority of the voting power of the common stock. If the persons present or represented by proxy at the meeting constitute the holders of less than a majority of the outstanding shares of common stock as of the record date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, and other nominee record holders may participate in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Notice of Annual Meeting and Proxy Statement and the 2007 Annual Report may have been sent to multiple shareholders in your household. If you would like to obtain another copy of either document, please contact us at 11 Musick, Irvine, California 92618, Attention: Secretary. If you want to receive separate copies of the proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder.

NOMINATION AND ELECTION OF DIRECTORS

(PROPOSAL NO. 1 ON PROXY CARD)

Board of Directors

All of our directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among directors or executive officers. Nominees for election as a director are recommended by the Nominating and Corporate Governance Committee of our Board of Directors or, in the absence of a meeting of such Committee, by the entire Board of Directors. The final determination of the persons to be nominated as directors is made by our entire Board of Directors.

The six candidates receiving the highest number of votes cast at the Annual Meeting will be elected as directors. Subject to certain exceptions specified below, shareholders of record on the Record Date are entitled to cumulate their votes in the election of directors (i.e., they are entitled to the number of votes determined by multiplying the number of shares held by them times the number of directors to be elected) and may cast all of their votes so determined for one person, or spread their votes among two or more persons as they see fit. No shareholder shall be entitled to cumulate votes for a given candidate for director unless such candidate’s name has been placed in nomination prior to the vote and the shareholder has given notice at the Annual Meeting, prior to the voting, of the shareholder’s intention to cumulate his or her votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. Discretionary authority to cumulate votes is hereby solicited by the Board of Directors if any shareholder gives notice of his or her intention to exercise the right to cumulative voting. In that event, the Board of Directors will instruct the proxy holders to vote all shares represented by proxies in a manner that will result in the approval of the maximum number of directors from the nominees selected by the Board of Directors that may be elected with the votes held by the proxy holders.

The following table sets forth the name, age and position of each of the members of our Board of Directors as of April 11, 2008. Also provided below is a brief description of the business experience of each director during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws:

Gary S. Allen, M.D.	42	Director
Paul J. McCormick	54	Director
Robert L. Mortensen	73	Director
Ann T. Sabahat	37	Director
Marvin J. Slepian, M.D.	52	Chief Scientific Officer, Director
Gregory D. Waller	58	Director

Gary S. Allen, MD became a member of the Board in October 2005. In 2007, Dr. Allen became the Chief of Adult Cardiac Surgery at Memorial Regional Hospital of Hollywood, Florida. From 2004 to 2007, Dr. Allen was affiliated with Cardiovascular Surgeons, P.A. of Orlando, Florida and served as the Chief of Cardiothoracic Surgery at Osceola Regional Medical Center in Kissimmee, Florida. He earned his Bachelor’s Degree in Biochemistry from Skidmore College, his Medical Degree from Albany Medical College and completed his general surgery training and residency at the University of Texas Healthcare Sciences Center in Houston, Texas. Dr. Allen completed a National Institutes of Health (NIH) granted Post Doctoral fellowship at the University of Utah Artificial Heart Research Laboratory and his cardiothoracic surgery fellowship at the University of Utah, Salt Lake City. His professional affiliations include the Society of Thoracic Surgeons, the Florida Society of Thoracic Surgeons, the International Society for Minimally Invasive Cardiac Surgery and the Southern Thoracic Society. Dr. Allen is also a member of the Scientific Advisory Boards of ESTECH and Alsius Corporation.

Paul J. McCormick was appointed to our Board of Directors in April 2007. Mr. McCormick is currently President and Chief Executive Officer of Endologix, Inc., a developer and manufacturer of minimally invasive treatments for cardiovascular disease and a reporting company under the Securities Exchange Act of 1934, and has served on its Board of Directors since May 2002. Mr. McCormick joined the former Endologix in January 1998, prior to its merger with Radiance Medical Systems, Inc. in May 2002, as Vice President of Sales and Marketing, and

served as President and Chief Operating Officer from January 2001 until the merger in May 2002. He then served in the same position with Endologix until January 2003 when he became President and Chief Executive Officer. Previously, he held various sales and marketing positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and United States Surgical Corporation.

Robert L. Mortensen has served as one of our directors since April 1992. In May 2006, Mr. Mortensen became an investor in and a member of the Board of Directors of Mobius Photonics, a start up company focused on development of a fiber laser system for drilling precise micro holes for electronic manufacturing applications. Mr. Mortensen was also a member of the Board of Directors of Lightwave Electronics Corporation until May 2005 when the Company was acquired by JDS Uniphase Corporation. In 1984, Mr. Mortensen founded Lightwave Electronics Corporation, a solid-state laser company, and until his retirement in 2001 was either its President or Chairman of the Board. Mr. Mortensen holds an M.B.A. from Harvard University.

Ann T. Sabahat became a member of our Board of Directors in April 2008. Ms. Sabahat has been the Corporate Controller and Director of Tax for Universal Building Products, Inc., a building products company, since 2006. From 1999 to 2006, Ms. Sabahat was employed by Sybron Dental Specialties, Inc., a corporation whose shares were listed on the NYSE until it was acquired by Danaher Corporation in 2006, where she served as the Director of Tax. Prior to serving as Director of Tax at Sybron, she was employed in various capacities as an auditor and tax analyst. Ms. Sabahat is a Certified Public Accountant who holds a Master Degree in Taxation as well as an undergraduate degree in accounting.

Marvin J. Slepian, M.D. became a member of our Board of Directors in December 2003. Since 1991, Dr. Slepian has taught medicine at the University of Arizona and currently serves as a Clinical Professor of Medicine and Director of Interventional Cardiology at the Sarver Heart Center at the University of Arizona. Dr. Slepian is a Co-Founder, Chairman, Chief Scientific and Medical Officer of SynCardia Systems, Inc., a privately-held company that manufacturers a complete artificial heart for patients with end-stage heart disease. He was also one of the founders of Focal, Inc., a publicly-traded company that developed novel polymer-based therapeutics for surgery and angioplasty, including the world’s first synthetic tissue sealant. Focal Inc. was acquired by Genzyme, Inc. in April 2001. Dr. Slepian has served as our Chief Scientific Officer since August 2004 but is not an employee of ours. Dr. Slepian received a Bachelor of Arts degree from Princeton University in 1977 and a Medical Doctor degree from the University of Cincinnati College of Medicine in 1981. He did his residency in internal medicine at NYU School of Medicine/Bellevue Hospital where he was also chief resident. In addition, Dr. Slepian was a Clinical and Research Fellow in the Cardiology Division of the John Hopkins University School of Medicine and participated in a second fellowship in interventional Cardiology at the Cleveland Clinic Foundation.

Gregory D. Waller was appointed to our Board of Directors in April 2007. Mr. Waller has been the Chief Financial Officer of Universal Building Products, Inc., a building products company, since 2006. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 to May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco and Metrex. Mr. Waller joined Ormco in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller also serves on the board of Endologix, Inc., where he serves as audit committee chairman. He also serves on the boards and as audit committee chairman of each of Alsius Corporation, a publicly traded medical device company, Clarient Corporation, a publicly traded life sciences company, and SenoRx, Inc., a publicly traded medical device company. He is also on the board of VivoMetrics Corp., a privately held company:

The terms of all directors will expire at the next annual meeting of shareholders and until their successors are elected and qualified.

The Board of Directors Unanimously Recommends a Vote “FOR” All of the Nominees Above.

Determination of Director Independence

In April 2008, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between us and our subsidiaries and affiliates and each of our directors or any members of their immediate family, including those reported under “Certain Relationships and Related Transactions.” The Board also examined transactions and relationships between our directors or their affiliates and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers (the “NASD Independence Standards”).

As a result of this review, the Board affirmatively determined that all of our directors who are nominated for election at the annual meeting are independent of us and our management under the NASD Independence Standards.

Board Meetings

The Board met four times during fiscal 2007. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held during the period in which he was a director and attended 75% or more of the committee meetings, if any, for each Board committees on which he served. All Directors attended our annual shareholders’ meeting in June 2007. Each Director is expected to dedicate sufficient time, energy and attention to ensure the diligent performance of his duties, including by attending meetings of our shareholders, the Board and Committees of which he is a member.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND CERTAIN COMMITTEES THEREOF

COMMITTEES

The business of our Board of Directors is conducted through full meetings of the Board of Directors, as well as through meetings of its committees. The following provides certain information regarding the committees of the Board of Directors.

Compensation Committee

In June 2007, our Board of Directors established a Compensation Committee. Previously, our entire Board of Directors performed the duties of the Compensation Committee. The Compensation Committee determines executive compensation policies, administers compensation plans, reviews programs and policies and monitors the performance and compensation of certain officers and other employees. The Compensation Committee also determines appropriate awards under our Stock Option Plan. The Compensation Committee consisted of Mr. McCormick, Dr. Allen and Mr. Waller during the fiscal year 2007, all of whom are independent directors. Mr. McCormick is the Chairman of the Compensation Committee. The Compensation Committee did not meet separately during the last fiscal year. The charter for the Compensation Committee is available on our website (www.cardiogenesis.com).

Nominating and Corporate Governance Committee

In June 2007, our Board of Directors established a Nominating and Corporate Governance Committee. Previously, our entire Board of Directors performed the duties of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for developing and implementing and monitoring policies and practices relating to our corporate governance. It is also responsible for evaluating and proposing nominees for election or reelection to the Board of Directors. Should a vacancy in the Board of Directors occur, the Nominating and Corporate Governance Committee will seek and nominate qualified individuals. The Nominating and Corporate Governance Committee will consider nominees for director whose names are timely submitted by holders of our common stock in writing addressed to the Chairman of the Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission (the “SEC”) were the shareholder soliciting proxies with regard to the election of such nominee. The charter for our Nominating and Corporate Governance Committee is available on our website (www.cardiogenesis.com).

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee based on a number of standards, including:

•	the ability of the prospective nominee to represent the interests of our shareholders;

•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards;

•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board; and

•	the extent to which the prospective nominee helps the Board reflect the diversity of our shareholders, employees, customers, guests and communities.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

The Nominating and Corporate Governance Committee consists of Mr. Mortensen, Mr. McCormick and Mr. Waller, all of whom are independent directors. Mr. Mortensen serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee did not hold any separate meetings during the last fiscal year.

Audit Committee

In June 2007, our Board of Directors established an Audit Committee. Previously, our entire Board of Directors performed the duties of the Audit Committee. Gregory Waller, who was appointed to the Board in April 2007, has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC. Our Board has determined that Mr. Waller is an “independent director” as such term is defined in NASD Rule 4200(a)(15). Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on our website (www.cardiogenesis.com). The Audit Committee had two separate meetings during the last fiscal year.

The Audit Committee oversees our financial reporting and internal control processes, as well as the independent audit of our consolidated financial statements by our independent registered public accounting firm (“independent auditors”). Prior to our 2007 annual meeting of shareholders, the Board of Directors, acting in its capacity as the Audit Committee at that time, appointed and the shareholders ratified KMJ Corbin & Company LLP (“KMJ”) as our independent auditors for fiscal year 2007.

REPORT OF AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Management has the primary responsibility for our consolidated financial statements and the financial reporting process, including our system of internal controls. KMJ, as our independent auditors, is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States. Since its establishment in June 2007, the Audit Committee, in fulfilling its oversight responsibilities, has reviewed and discussed our audited consolidated financial statements for fiscal 2007 with management and KMJ. Management and KMJ have represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

In addition, during the most recent fiscal year, the Audit Committee:

•	reviewed with KMJ their judgments as to the quality, not just the acceptability of our accounting principles;

•	discussed with KMJ the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees;”

•	reviewed the written disclosures and the letter from KMJ required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committee,” and discussed with KMJ its independence, including the compatibility of non-audit services with the auditors’ independence; and

•	discussed with KMJ the overall scope and plans for their respective audits.

The Audit Committee also meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that our audited consolidated financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the SEC. The Audit Committee has also appointed KMJ Corbin & Company LLP as our independent auditors for its fiscal year 2008.

The foregoing report has been furnished by the members of the Audit Committee.

Gregory D. Waller, Chairman               Paul J. McCormick               Robert L. Mortensen

Shareholder Communications

Any shareholder who wishes to communicate directly with the Board of Directors, or one or more specific directors, may send a letter addressed to the Board of Directors or to the specific directors intended to be addressed to our corporate headquarters. We will forward all communications to the Board of Directors or to the specific directors identified by the shareholder. Our current policy is to send every shareholder’s communication addressed to the Board of Directors or to one or more specific directors to the identified directors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

(PROPOSAL NO. 2 ON PROXY CARD)

The Audit Committee has appointed KMJ Corbin & Company LLP as our independent auditors for the fiscal year ending December 31, 2008, and the Board is recommending shareholders ratify that appointment at the Annual Meeting. KMJ does not have, and has not had at any time, any direct or indirect financial interest in us or any of our subsidiaries and does not have, and has not had at any time, any relationship with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer, or employee. Neither Cardiogenesis nor any of our officers or directors has or has had any interest in KMJ.

As a matter of good corporate governance, the Board has determined to submit the appointment of KMJ to the shareholders for ratification. In the event that this appointment of KMJ is not ratified by a majority of the shares of common stock present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors will reconsider its appointment of an independent registered public accounting firm for future periods.

Representatives of KMJ will be present at the Annual Meeting, will have an opportunity to make statements if they so desire, and will be available to respond to appropriate questions.

Notwithstanding the ratification by shareholders of the appointment of KMJ, the Board of Directors may, if the circumstances dictate, appoint other independent auditors.

Fees Paid to Our Independent Registered Public Accountants

The following is a description of aggregate fees billed by our independent registered public accounting firm for each of the past two fiscal years.

	2007	2006

Audit Fees	$111,000	$95,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$111,000	$95,000

Audit fees represent amounts paid for professional services rendered for the audit of our financial statements for such periods and the review of the financial statements included in our Quarterly Reports during such periods.

Prior to the formation of the Audit Committee in June 2007, the entire Board of Directors performed the functions of the Audit Committee. Both the Board of Directors and the Audit committee, as applicable, followed the pre-approval policies that had previously been approved by the Audit Committee. On an on-going basis, management communicates specific projects and categories of service for which the advance approval of the Audit Committee (or the entire Board, as applicable) is requested, if any. The Audit Committee (or the entire Board, as applicable) reviews these requests and advises management if the Audit Committee approves the engagement of the independent registered public accounting firm.

The Audit Committee (or the entire Board, as applicable) pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by its independent registered public accounting firm, subject to the exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee has considered whether the services provided by its independent registered public accounting firm are compatible with maintaining the independence of the independent registered public accounting firm and has concluded that the independence of both our independent public accounting firm is maintained and is not compromised by the services provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our common stock as of April 11, 2008, the record date for the annual meeting, by each of the following:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding common stock;

•	each named executive officer;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within sixty days of the date of this proxy statement are deemed outstanding for purposes of computing the beneficial ownership by the person holding such options, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the shareholders below is Cardiogenesis Corporation, 11 Musick, Irvine, California 92618.

	Shares of Common Stock
	Beneficially Owned(1)
		Percentage
Name and Address of Beneficial Owner	Number	Ownership(2)

5% Shareholders:
Perkins Capital Management, Inc.(3) 730 East Lake Street Wayzata, MN 55391	7,757,850	17.1%
Non-Employee Directors:
Gary S. Allen, M.D.(4)	133,375	*
Paul J. McCormick(5)	247,473	*
Robert L. Mortensen(6)	176,196	*
Ann T. Sabahat(7)	—	—
Marvin J. Slepian, M.D.(8)	137,500	*
Gregory D. Waller(9)	7,500	*
Named Executive Officers:
Richard P. Lanigan(10)	727,121	1.6%
William R. Abbott(11)	91,667	*
Gerard A. Arthur(12)	5,400	*
Charles J. Scarano(13)	—	—
All directors and executive officers as a group (11 persons)(14)	1,648,229	3.6%

*	Less than 1%.

(1)	Except as otherwise indicated and subject to applicable community property and similar laws, the table assumes that each named owner has the sole voting and investment power with respect to such owner’s shares (other than shares subject to options). Amount shares beneficially owned includes shares which are subject to options that are currently, or within sixty days following April 11, 2008, will be, exercisable.

(2)	Percentage ownership is based on 45,274,395 shares of common stock outstanding as of April 11, 2008.

(3)	The number of shares of common stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G/A filed with the SEC on January 11, 2008.

(4)	Includes 34,375 shares of common stock subject to stock options held by Dr. Allen that are exercisable within 60 days of April 11, 2008. Also includes 6,900 shares of common stock are in the name Templar Mason Consulting, a corporation owned by Dr. Allen.

(5)	Includes 7,500 shares of common stock subject to stock options held by Mr. McCormick that are exercisable within 60 days of April 11, 2008.

(6)	Includes 150,000 shares of common stock subject to stock options held by Mr. Mortensen that are exercisable within 60 days of April 11, 2008.

(7)	Ann T. Sabahat was granted 22,500 options upon her appointment to serve as a Director. Ms. Sabahat’s options are subject to vesting and none of her options are exercisable within 60 days of April 11, 2008.

(8)	Includes 137,500 shares of common stock subject to stock options held by Dr. Slepian that are exercisable within 60 days of April 11, 2008.

(9)	Includes 7,500 shares of common stock subject to stock options held by Mr. Waller that are exercisable within 60 days of April 11, 2008.

(10)	Includes 643,356 shares of common stock subject to stock options held by Mr. Lanigan that are exercisable within 60 days of April 11, 2008.

(11)	Includes 91,667 shares of common stock subject to stock options held by Mr. Abbott that are exercisable within 60 days of April 11, 2008.

(12)	Represents the shares owned by Mr. Arthur as of August 17, 2007, the date his employment with us terminated.

(13)	Represents the shares owned by Mr. Scarano as of September 18, 2007, the date his employment with us terminated.

(14)	Represents shares of common stock beneficially owned by all directors, named executive officers, and our other executive officers as of April 11, 2008, as a group. Includes options to purchase an aggregate of 1,071,898 shares of common stock exercisable within 60 days of April 11, 2008.

EXECUTIVE COMPENSATION

The Compensation Committee reviews and approves our executive compensation policies. The Board administers our various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The following describes the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for the fiscal year ended December 31, 2007.

Compensation Philosophy

Our executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to our long-term success and the enhancement of shareholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to our performance and the performance of the individual officers. In addition, our equity-based plans are designed to closely align executive and shareholder interests.

Role of Executive Officers in Compensation Decisions

The Compensation Committee makes all decisions regarding the compensation of executive officers, including cash-based and equity-based incentive compensation programs. Currently, the President and Chief Financial Officer are the sole executive officers of the Company. The Compensation Committee annually reviews the performance of the President and Chief Financial Officer.

Base Salary

Base salary for executives, including that of the President, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of our salary structure, the Compensation Committee makes reference to publicly available compensation information and informal compensation surveys obtained by management with respect to cash compensation and stock option grants to officers of comparable companies in the high-technology sector, our industry and our geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation levels that are above average of comparable companies. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Bonuses

The Compensation Committee awards bonuses to our executive officers to reward superior performance. For fiscal 2007, we paid incentive bonuses to our executive officers based on annual discretionary bonus targets established by our Compensation Committee each year. These targets amounts represented the maximum percentage of base salary that would be paid as incentive bonuses to each of our named executive officers and, following the completion of our fiscal year, the Compensation Committee was authorized to award incentive bonuses to our executive officers up to the pre-established target amount. For fiscal 2007, the Compensation Committee approved the payment of incentive bonuses for Richard Lanigan, our President, and William Abbott, our Chief Financial Officer, of $64,969 and $52,500, respectively, representing approximately 26% of their respective base salaries, or 87.5% of their maximum target bonus opportunity.

On February 29, 2008, our Compensation Committee approved the establishment of a 2008 Executive Discretionary Bonus Plan pursuant to which Mr. Lanigan and Mr. Abbott would be entitled to receive discretionary performance-based bonuses. The maximum bonuses payable under such plan would be 39% of base salary for

Mr. Lanigan ($96,525) and 39% of base salary for Mr. Abbott ($78,000). Bonus amounts are based on satisfaction of performance targets that are weighted as follows:

Target Category	Maximum Bonus (as% of base salary)
Domestic Handpiece Revenue Target: Ending Cash Balance Target: Operating Income:	15% of base salary 10.5% of base salary 4.5% of base salary

In addition, a supplemental bonus opportunity equal to 9% of base salary may be paid in the event that domestic handpiece revenue targets are surpassed. No bonus is payable with respect to any individual target categories unless at least (i) 75% of the domestic handpiece revenue target is achieved, (ii) 50% of the ending cash balance target is achieved, or (iii) 25.825% of the operating income target is achieved.

Stock Option Plan, Stock Purchase Plan and Certain Other Compensation

The Compensation Committee believes that our Stock Option Plan is an essential tool to link the long-term interests of shareholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to shareholders. Stock options are generally granted when an executive joins Cardiogenesis, with subsequent grants also taking into account the individual’s performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of our common stock at the date of grant. The sizes of initial option grants are based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of our common stock has increased over a number of years.

In addition to the Stock Option Plan, executive officers are eligible to participate in our Employee Stock Purchase Plan. This plan allows employees to purchase our common stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

Other elements of executive benefits include life and long-term disability insurance, medical benefits and a 401(k) plan. All such benefits are available to all our regular, full-time employees. We also maintain a Management Incentive Compensation Program for officers and certain other management positions, pursuant to which bonuses are paid out if Cardiogenesis attains certain bonus targets.

Compensation to President in 2007 and Other Employment Agreements

Compensation of President

On July 30, 2007, we entered into a written employment agreement with Richard Lanigan, our President. Pursuant to the terms of that agreement, we agreed to pay a base salary of $247,500 and to set his target annual discretionary target bonus at 30% of his base salary (both of which reflected his base salary and target bonus then in effect). In addition, the agreement provided that Mr. Lanigan’s benefits were to remain unchanged and include, at a minimum, medical insurance (including prescription drug benefit) for Mr. Lanigan and his spouse, as well as no less than three weeks paid vacation per year. On February 29, 2008, our Board approved the payment of an incentive bonus to Mr. Lanigan for the 2007 fiscal year of $64,969, an amount which represents approximately 26% of his base salary for 2007 or approximately 87.5% of his maximum target bonus opportunity. The Board also increased Mr. Lanigan’s maximum discretionary target bonus to 39% of his base salary, or $96,525.

Our employment agreement with Mr. Lanigan also provides that that all outstanding options held by him will accelerate and become exercisable in full and all rights of repurchase with respect to restricted stock (if any) shall terminate in the event of a “Change of Control” or a “Corporate Transaction.”For purposes of this agreement, a “Change of Control” means a change in ownership or control of Cardiogenesis effected through the acquisition, directly or indirectly, by any person or related group of persons (other than Cardiogenesis or a person that directly or indirectly controls, is controlled by, or is under common control with, us), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders which the Board does not recommend such shareholders to accept. A “Corporate

Transaction” means either of the following shareholder-approved transactions to which we are a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or substantially all of our assets in connection with our complete liquidation or dissolution.

Our employment agreement with Mr. Lanigan also provides for certain payments following the termination of his employment with us. In the event we terminate Mr. Lanigan’s employment with us for “Cause,” or in the event of a resignation without “Good Reason” (other than in connection with a Change of Control or Corporate Transaction, as described above), we are obligated to pay Mr. Lanigan only his accrued but unpaid base salary and benefits through the date of termination. In the event we terminate his employment without “Cause” or Mr. Lanigan terminates his employment with us for “Good Reason,” we are obligated to pay Mr. Lanigan the following:

•	accrued but unpaid salary and benefits through the date of termination;

•	a severance payment in an amount equal to six months of his then-current base salary;

•	a prorated payment equal to the target bonus amount for which he would be eligible for the year in which such resignation or termination occurred, and

•	continuation of certain insurance benefits for six months.

In addition, to the extent not already vested, all options to purchase shares of our common stock and restricted stock shall vest by six additional months.

In the event we terminate Mr. Lanigan’s employment in connection with a “Change of Control” or a “Corporate Transaction” or Mr. Lanigan terminates his employment with us following a Change in Control or Corporate Transaction under certain circumstances, we are obligated to pay Mr. Lanigan the following:

•	accrued but unpaid salary and benefits through the date of termination;

•	a severance payment in an amount equal to 12 months of his then-current base salary;

•	payment equal to the target bonus amount for which he would be eligible for the year in which such resignation or termination occurred; and

•	continuation of certain insurance benefits for 12 months.

In addition, to the extent not already vested, all options to purchase shares of our common stock and restricted stock shall vest in full.

Compensation of Chief Financial Officer

On July 30, 2007, we entered into an employment agreement with William R. Abbott, our Chief Financial Officer. The terms of our employment agreement with Mr. Abbott are substantially the same as the terms of our agreement with Mr. Lanigan, discussed above, provided, however, that the initial base salary to be paid to Mr. Abbott upon execution of his agreement with us was $200,000 per year. On February 29, 2008, our Board approved the payment of an incentive bonus to Mr. Abbott for the 2007 fiscal year of $52,500, an amount which represents approximately 26% of his base salary for 2007 or approximately 87.5% of his maximum target bonus opportunity. The Board also increased Mr. Abbott’s maximum discretionary target bonus to 39% of his base salary, or $78,000.

Summary Compensation Table

The following table sets forth certain information concerning the compensation for the past fiscal year of (i) each person who served as our principal executive officer during 2007, (ii) the only other person serving as an executive officer at the end of 2007, and (iii) one additional individual who served as an executive officer during 2007 and who would have been included in (ii) above had he been serving in such capacity at the end of 2007.

	Fiscal			Option	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)(1)	Compensation ($)	Total ($)

Richard P. Lanigan(2)	2007	$247,500	$64,969	$19,733	$1,168	$333,370
President	2006	$264,688	—	$14,703	$1,168	$280,559
William R. Abbott(2)	2007	$200,000	$52,500	$16,267	$1,371	$270,138
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2006	$125,769	—	$6,222	$523	$132,514
Charles J. Scarano(3)	2007	$129,000	—	$15,581	$10,325	$154,906
Senior Vice President of Worldwide Marketing	2006	$180,000	—	$16,292	$826	$197,118

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes with respect to the 2007 and 2006 fiscal year for the fair value of stock options granted to each of the named executives officers, in 2007 and 2006 as well as prior years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executive.

(2)	All Other Compensation represents life insurance premiums.

(3)	Mr. Scarano’s employment with us terminated on September 18, 2007. Mr. Scarano’s Other Compensation includes $9,657 related to vacation pay owed to him upon termination of his employment and $668 in life insurance premiums.

Option Grants in Fiscal Year 2007

In 2007, we did not grant any stock or equity incentive plan awards and only granted options to purchase shares of common stock. The following table sets forth information regarding outstanding shares of our common stock underlying both exercisable and unexercisable stock options held by each named executive officer in the Summary Compensation Table above and the exercise prices and expiration dates thereof as of December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying		Option
	Unexercised	Unexercised		Exercise	Option
	Options (#)	Options (#)		Price	Expiration
Name	Exercisable	Unexercisable		($)	Date

Richard P. Lanigan	6,500	—		$6.94	2/20/2008
	4,000	—		$10.75	3/13/2008
	5,000	—		$7.44	8/10/2008
	10,548	—		$8.75	5/4/2009
	1,452	—		$8.75	5/4/2009
	17,533	—		$6.06	12/15/2009
	3,467	—		$6.06	12/15/2009
	12,417	—		$6.56	4/11/2010
	12,583	—		$6.56	4/11/2010
	7,644	—		$1.38	11/28/2010
	17,356	—		$1.38	11/28/2010
	11,806	—		$2.57	5/14/2011
	13,194	—		$2.57	5/14/2011
	13,890	—		$1.01	8/2/2011
	11,110	—		$1.01	8/2/2011
	22,917	—		$0.91	5/31/2012
	14,583	—		$0.91	5/31/2012
	74,332	—		$0.32	1/7/2013
	58,802	—		$0.32	1/7/2013
	83,333	—		$0.70	6/24/2013
	16,667	—		$0.70	6/24/2013
	50,000	—		$1.03	2/26/2014
	75,000	—		$0.54	1/14/2015
	58,333	41,667	(1)	$0.50	3/21/2016
	—	150,000	(2)	$0.30	1/3/2017
William R. Abbott	52,778	47,222	(1)	$0.49	5/15/2016
	—	100,000	(2)	$0.30	1/3/2017
Charles J. Scarano(3)	—	—		—	—

(1)	Options vest monthly over a 36 month period following the date of grant.

(2)	Options vest at 25% per year on each of the first four anniversaries of the date of grant.

(3)	Mr. Scarano’s employment terminated on September 18, 2007 and all of his options terminated unexercised on December 18, 2007.

Director Compensation

Effective January 1, 2007, the compensation payable to each of our non-employee directors is as follows: each non-employee director receives an annual retainer of $12,000 (payable quarterly) and a per meeting fee of $2,500 for each regularly scheduled quarterly meeting of the Board of Directors attended in person by such director as well as reimbursement for travel expenses associated with attendance at any such meeting.

In addition, the chairmen of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receive an additional annual retainer of $5,000, $2,500 and $2,000 per year, respectively (payable quarterly). Members of the Audit Committee other than the chairman receive an additional annual retainer of $2,500 (payable quarterly).

Effective April 1, 2007, each member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee receive a per meeting fee of $1,000 for each regularly scheduled separate meeting of such Committee attended by such person or telephonically.

In addition, pursuant to the terms of our 1996 Director Stock Option Plan, each non-employee director receives an option grant of 22,500 shares of our common stock upon his or her election to the Board of Directors and subsequent option grants of 7,500 shares upon his or her re-election each year (provided that such re-election is at least six months after the date of initial election to the Board of Directors). The exercise price is 100% of the closing price of our common stock on the date prior to the grant date. Initial option grants vest as to one-third of the shares on each anniversary of the grant date until fully vested. Subsequent option grants vest in full on the first anniversary of the date of grant. If the non-employee director ceases to serve as a director for any reason, vesting shall cease as of the date of such termination and shall be exercisable for 60 days following termination except in the case of death or disability in which case the option shall be exercisable for a period of 12 months following termination as a director.

Directors who are employees do not receive any additional compensation for their service on the Board.

The following table sets forth information concerning the compensation of our non-employee directors during 2007:

Director Compensation

	Fees Earned
	or Paid	Option	All Other
Name	in Cash ($)	Awards ($)(1)	Compensation ($)		Total ($)

Gary S. Allen, M.D.	$22,000	$3,444	$11,400	(2)	$36,844
Paul J. McCormick	$20,813	$1,294	—		$22,107
Robert L. Mortensen	$23,000	$744	—		$23,744
Ann T. Sabahat	—	—	—		—
Marvin J. Slepian, M.D.	$19,500	$744	—		$20,244
Gregory D. Waller	$22,250	$1,181	—		$23,431

(1)	This column reflects the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of stock options granted to each of the non-employee directors named above in 2007 in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value that will be recognized by the non-employee directors.

(2)	Represents fees we paid Gary S. Allen, M.D. and Templar Mason Consulting, a corporation owned by Dr. Allen, for his consulting services and involvement in our TMR and Pearl studies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the years ended December 31, 2007, 2006, and 2005, we paid Gary S. Allen, M.D. and Templar Mason Consulting, a corporation owned by Dr. Allen, $11,400, $51,000, and $81,641, respectively, for his consulting services and involvement in our TMR and Pearl studies. Based on the current NASD Rule 4200(a)(15) he qualifies as an independent director.

In June 2007, we provided an unrestricted educational grant of $80,000 to the University of Arizona Sarver Heart Center to support the research of cardiovascular disease and stroke. Dr. Marvin Slepian, a member of our Board of Directors, is also a member of the Sarver Heart Center. While we are not legally bound to provide any additional funding for such research, we may elect to provide an additional $80,000 grant in the future.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements during 2007, except as disclosed herein.

William R. Abbott failed to timely file a Form 4 with respect to the grant of an option to purchase 100,000 shares of common stock on January 3, 2007. Mr. Abbott subsequently filed the requisite Form 4 on January 16, 2007.

Gerard A. Arthur failed to timely file a Form 4 with respect to the grant of an option to purchase 75,000 shares of common stock on January 3, 2007. Mr. Arthur subsequently filed the requisite Form 4 on January 16, 2007.

Richard P. Lanigan failed to timely file a Form 4 with respect to the grant of an option to purchase 150,000 shares of common stock on January 3, 2007. Mr. Lanigan subsequently filed the requisite Form 4 on January 16, 2007.

John P. McIntyre failed to timely file a Form 4 with respect to the grant of an option to purchase 75,000 shares of common stock on January 3, 2007. Mr. McIntyre subsequently filed the requisite Form 4 on January 16, 2007.

Charles J. Scarano failed to timely file a Form 4 with respect to the grant of an option to purchase 75,000 shares of common stock on January 3, 2007. Mr. Scarano subsequently filed the requisite Form 4 on January 16, 2007.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

We currently intend to hold our 2009 Annual Meeting of Shareholders in May2009 and to mail proxy statements relating to such meeting in April 2009. Shareholders interested in presenting a proposal for consideration at our 2009 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be eligible for inclusion in the proxy statement and proxy card mailed to shareholders by us, shareholder proposals must be submitted no later than March 1, 2009 to Cardiogenesis Corporation at 11 Musick, Irvine, California 92618, Attention: Secretary. Shareholders who intend to present a proposal at the 2009 Annual Meeting of Shareholders, without including such proposal in our proxy statement, must provide our Secretary with written notice of such proposal no later than March 1, 2009. If the shareholder does not also comply with the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, we may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such shareholder proposal or nomination.

ANNUAL REPORT TO SHAREHOLDERS

Our Annual Report to Shareholders containing our consolidated financial statements for the fiscal year ended December 31, 2007, has been mailed concurrently herewith. The Annual Report to Shareholders is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

ANNUAL REPORT ON FORM 10-KSB

A copy of our Annual Report on Form 10-KSB, as filed with the SEC, will be furnished by first class mail without charge to any person from whom the accompanying proxy is solicited upon written request to: CARDIOGENESIS CORPORATION, 11 MUSICK, IRVINE, CALIFORNIA 92618, ATTENTION: CORPORATE SECRETARY. If Exhibit copies are requested, a copying charge of $0.20 per page may be required. A copy of our Annual Report on Form 10-KSB is also available through our website at www.cardiogenesis.com.

By Order of the Board of Directors

William R. Abbott
Senior Vice President, Chief Financial
Officer, Secretary and Treasurer

April 18, 2008
Irvine, California

. NNNNNNNNNNNN
NNNNNNNNNNNNNNN C123456789
000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext
ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week!
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A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors: 01 — Gary S. Allen, M.D. 02 — Paul J. McCormick 03 — Robert L. Mortensen 04 — Ann T. Sabahat 05 — Marvin J. Slepian, M.D. 06 — Gregory D. Waller +
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Proxy — CARDIOGENESIS CORPORATION 2008 ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MAY 19, 2008
The undersigned shareholder of CARDIOGENESIS CORPORATION hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated on or about April 18, 2008, and hereby appoints Richard P. Lanigan and William R. Abbott or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Shareholders of CARDIOGENESIS CORPORATION, to be held on May 19, 2008 at 10:00 a.m., local time, at Cardiogenesis’ corporate headquarters, located at 11 Musick, Irvine, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.
PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
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